EXHIBIT 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
POWER SALES AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED POWER SALES AGREEMENT (this “Amendment”) is made as of the 29th day of June, 2015 (“Effective Date”), by and among Electric Energy, Inc., an Illinois corporation (“Seller”), and Illinois Power Marketing Company, an Illinois corporation (the “Buyer”). Each of Seller and Buyer is hereinafter sometimes referred to individually as a “Party” and collectively, as the “Parties”.
RECITALS
WHEREAS, the Parties are party to that certain Amended and Restated Power Sales Agreement dated July 31, 2009, as amended by that First Amendment to Amended and Restated Power Sales Agreement dated as of September 1, 2014 (collectively, the “Agreement”); and
WHEREAS, the Parties desire to amend the Agreement in certain respects;
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other valuable consideration, the receipt and sufficiency of which the Parties hereto acknowledge, the Parties agree as follows:
1.Capitalized terms used herein and not defined herein are used with the meaning given them in the Agreement.
2.The second recital is hereby deleted in its entirety and replaced with the following:
WHEREAS, Seller (a) owns and operates a six-unit coal-fired generation facility with a net capacity capability of approximately 1,002 MWs and (b) operates and purchases all of the capacity and energy from two gas-fired combustion turbines with a net capacity capability of approximately 74 MWs (collectively, the “Joppa Station”);
3.Section 1.1 of the Agreement is hereby amended by adding the following defined term:
“Bilateral Capacity” means (a) the amount of Joppa ZRCs sold by Buyer to third parties in a bilateral transaction or (b) the amount of MW sold by Buyer either bilaterally in an ISO other than MISO or to an ISO other than MISO.
4.Section 1.1 of the Agreement is hereby amended by deleting the defined terms “Contract Capacity”, “Joppa PRC”, “Unit” and “Unplanned Event” and replacing them with the following:
“Contract Capacity” means the amount of Joppa ZRCs recognized by MISO in accordance with the applicable MISO business practices for the applicable MISO Planning Year.
“Joppa ZRC” means the amount and type (i.e. external or fully deliverable) of zonal resource credits available from the Joppa Station, as determined in accordance with Module E of the MISO Tariff, as such Tariff may be amended from time to time, whereby each Joppa ZRC is equivalent to 1 Megawatt.

“Unit” means the six (6) coal-fired, steam-driven generation units and the two (2) gas-fired combustion turbines that constitute the Joppa Station.
“Unplanned Event” means an unplanned outage or derate of one or more of the Units due to sudden, unanticipated failure or accident within the Unit site.
5.Section 5.2.1 of the Agreement is hereby amended by replacing each reference to “Joppa PRC” with “Joppa ZRC”.
6.Section 6.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.1        Contract Charge
Each month of the Delivery Term, Buyer shall pay to Seller a Contract Charge equal to the sum of (a) the product of the Capacity Price and the Contract Capacity (less Bilateral Capacity) provided during the Month pursuant to this Agreement, (b) for each bilateral contract or sale of capacity in an ISO other than MISO, the product of Bilateral Capacity sold by Buyer during the Month and the price at which such Bilateral Capacity was contracted or cleared , as the case may be, and (c) the product of the Energy Price and the Contract Energy provided during such Month pursuant to this Agreement.
7.Section 6.2 of the Agreement is hereby deleted in its entirety and replaced with the following:
6.2    Capacity Price.
For each MISO Planning Year, the Capacity Price shall be the “Auction Clearing Price” for MISO Zone 4 (or any other MISO zone in which the output of the Units may be determined to be Joppa ZRCs) in the “MISO Planning Resource Auction” (as such terms are defined in Module A of the MISO Tariff) conducted by MISO pursuant to Module E of the MISO Tariff for such MISO Planning Year. For each of the 2013/2014, and 2014/2015 MISO Planning Years, the Capacity Price was the Auction Clearing Price for MISO Zone 4 in the MISO Planning Resource Auction for such MISO Planning Year.
8.This Amendment shall be deemed to be an Illinois contract and shall be construed in accordance with and governed by the laws of the State of Illinois, without regard to its conflict of laws provisions.
9.This Amendment constitutes the entire agreement between the Parties with respect to the subject matter covered hereby and supersedes any and all prior negotiations, representations, agreements or understandings relating hereto.
10.If any term, provision, covenant, or condition of this Amendment is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Amendment shall remain in full force and effect and in no way be affected, impaired, or invalidated. The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

11.This Amendment may be executed in counterparts, and any number of counterparts signed in the aggregate by the Parties hereto shall constitute a single original document.
IN WITNESS WHEREOF, the Parties have caused Amendment to be duly executed on the Effective Date.
ELECTRIC ENERGY, INC.
By: /s/ Henry D. JonesName: Henry D. Jones
Title: Executive Vice President and Chief Commercial Officer
ILLINOIS POWER MARKETING COMPANY
By: /s/ Sheree PetroneName: Sheree Petrone
Title: President